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                                                                    EXHIBIT 99.3

news release                                                      [TENNECO LOGO]


For Immediate Release


Contacts:    Jane Ostrander
             Media Relations
             847 482-5607
             jostrander@tenneco.com

             Margie Pazikas
             Media Relations - Europe
             32 2 706 9470
             mpazikas@tenneco.com

             Leslie Hunziker
             Investor Relations
             847 482-5042
             lhunziker@tenneco.com


                 TENNECO AUTOMOTIVE CHANGES NAME TO TENNECO INC.

Lake Forest, Illinois, October 28, 2005 - Tenneco Automotive (NYSE: TEN) announced today that the company has changed its name to Tenneco Inc. The name Tenneco better represents the expanding number of markets the company serves through its commercial and specialty vehicle businesses. Building a stronger presence in these markets complements Tenneco's core businesses of supplying ride control, emission control and elastomer products to automotive original equipment and aftermarket customers worldwide. The company's stock will continue to trade on the NYSE under the symbol TEN.

"Tenneco's progress since becoming a stand-alone company in 1999 has been fueled by consistent strategies, solid execution and a relentless focus on our customers," said Mark P. Frissora, chairman, CEO and president, Tenneco Inc. "Branding our company as Tenneco shows the same dedication to customers in adjacent markets as we have for our long-standing and highly valued automotive customers."

Tenneco has successfully grown its top-line with advanced technologies and by capturing new business created by stricter emissions standards that require additional emission control products and by consumer safety concerns, which are fueling demand for ride control products that improve vehicle stability and handling. The company is also implementing growth strategies in markets like China, Eastern Europe, and commercial and specialty vehicle and in new aftermarket product lines including car care products, brake pads and filters. These growth drivers and areas of focus have helped Tenneco generate 14 consecutive quarters of year-over-year revenue growth and nearly $1 billion in revenue growth since 2000.

The company also continues to tightly manage costs and improve operational efficiency through Lean manufacturing initiatives and Six Sigma quality programs. Tenneco's 14 engineering and technical centers worldwide offer


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advanced engineering and innovative technologies that take costs out of the supply chain by shortening product design and development cycles. These design, development and manufacturing capabilities and Tenneco's continuous operational improvements have helped deliver 15 consecutive quarters of year-over-year adjusted EBITDA earnings improvement.

Tenneco has successfully generated cash from earnings and better management of working capital to significantly reduce its debt since becoming a stand-alone company. At the end of third quarter 2005, the company has pared down nearly $300 million in debt since November 1999.

 "We have improved our financial performance and aligned our global operations to best serve our strong balance of customers in different markets and regions worldwide," said Frissora. "We will continue to deliver the innovative products and outstanding service that our automotive customers expect and look forward to bringing that same Tenneco brand of advanced technology and service to new markets."

The company will begin trading on the NYSE under its new name on Monday, October 31, 2005.

Tenneco is a $4.2 billion manufacturing company with headquarters in Lake Forest, Illinois and approximately 18,400 employees worldwide. Tenneco is one of the world's largest designers, manufacturers and marketers of emission control and ride control products and systems for the automotive original equipment market and the aftermarket. Tenneco markets its products principally under the Monroe(R), Walker(R), Gillet(R) and Clevite(R)Elastomer brand names. Among its products are Sensa-Trac(R) and Monroe Reflex(R) shocks and struts, Rancho(R) shock absorbers, Walker(R) Quiet-Flow(R) mufflers, Dynomax(R) performance exhaust products, and Clevite(R)Elastomer noise, vibration and harshness control components.

This press release contains forward-looking statements. Words such as "expect," "will," "continue" and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause these plans, actions and results to differ materially from current expectations are: (i) changes in automotive, commercial and specialty vehicle manufacturers' production rates and their actual and forecasted requirements for the company's products; (ii) the cyclical nature of automotive and commercial and specialty vehicle production and sales thereof; (iii) the general political, economic and competitive conditions in markets where the company and its subsidiaries operate; (iv) the company's ability to develop and profitably commercialize new products and technologies, and the acceptance of such new products and technologies by the company's customers; and (v) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries. These and other factors are described in more detail in the company's filings with the Securities and Exchange Commission, including in its Annual Report on Form 10-K. The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.


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